Exhibit 10

[WENDY’S INTERNATIONAL, INC. LETTERHEAD]

June 6, 2006

HAND DELIVERED

Dear      :

As we work together to turnaround our Wendy’s business, complete our “Next Chapter” initiatives and set our strategic direction, we need a very strong management team.

In recognition of the important role you play in our future success, the company is offering you a retention incentive for your services through March 1, 2007 (the “Retention Date”) based on the terms and conditions hereinafter set forth.

In consideration of your continued employment with the Company, it is hereby agreed that in the event you remain actively employed by the Company or any of its subsidiaries through the Retention Date, or in the event your employment with the Company or any of its subsidiaries is terminated by the Company other than for cause (as hereinafter defined), then you will be entitled to a lump sum cash payment (less applicable withholding) of $     less the amount, if any, payable and paid to you under the 2006 Executive Annual Performance Plan (the “Payment Amount”). The Payment Amount will be payable on the earlier of the Retention Date or within three days following your involuntary termination of employment by the Company (other than for cause). Except only as otherwise specifically provided herein, your rights under this agreement are in addition to, and not in lieu of, all other rights and benefits to which you may be entitled, including under other agreements, plans or programs of the Company and its subsidiaries, as they may be amended (or terminated) from time to time.

For the purposes of this agreement, “cause” shall mean (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) intentional violations of Company or applicable subsidiary policy, (iv) involvement in a transaction in connection with the performance of duties to the Company or any of its subsidiaries which transaction is adverse to the interests of the Company or any of its subsidiaries and which is engaged in for personal profit, or (v) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

Since the performance of your services is an important consideration for this agreement, no payment will be made under this agreement in the event of your retirement or termination for cause prior to the Retention Date; however, payment of the entire amount will be made under this agreement in the event of your death or disability prior to the Retention Date and will be made to the person or entity determined by application of the language of the EAPP.

This agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by both parties hereto. The validity, interpretation, construction and performance of this agreement shall be governed by the laws of the State of Ohio without giving effect to the conflicts of laws principles thereof. This agreement shall inure to the benefit of and be binding upon any successor to the Company and shall inure to the benefit of your legal representatives. All obligations imposed upon you and all rights of the Company under this agreement shall be binding upon your heirs, executors, administrators and successors. This agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

By executing this agreement you agree and acknowledge that the terms and provisions of this agreement and the fact that this agreement has been offered to you will be kept in strictest confidence, except only (a) where and as required by any governmental agency or by process of law; or (b) disclosure to immediate family members, which only includes a spouse, parents and siblings residing with you; provided, in each case, the entity or individual has been informed of this confidentiality obligation. You also acknowledge that this agreement may be filed by the Company with the Securities and Exchange Commission, in which event your obligations under the preceding sentence are discharged to the extent of the public disclosure.

Once you have had an opportunity to consider this matter and if you agree to its terms and conditions, please return an executed a copy of this letter to me by no later than 5:00 p.m. (ET) on June 7, 2006. The offer set forth in this agreement will be rescinded if I have not received an executed copy back by that date and time.

Yours truly,

Kerrii B. Anderson
CEO and President
WENDY’S INTERNATIONAL, INC.

Accepted and agreed to:

Date: